This promissory note extension agreement (this "Agreement") is dated 2 February 2021 and isentered into by and between Midcity Capital Ltd. **("Lender")** and Slinger Bag Inc. **("Borrower").** Capitalized terms used but not defined herein have the meanings assigned to such terms in the Note.

WHEREAS on December 24, 2020, the Borrower issued to Lender a USD 1,000,000 2.25% Promissory Note due February 8, 2021 (the **"Note");**

WHEREAS the Borrower has requested the Lender to extend the Maturity Date of the Note from February 8, 2021 to April 30, 2021;

WHEREAS the Borrower is amenable to and agrees to such extension on the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby confirmed and intending to be legally bound, the Borrower and Lender agree as follows:

1. Maturity Date Extension. The Lender hereby agrees extend the Maturity Date of the Note from February 8, 2021 to April 30, 2021 in exchange for the payment of U.S. $64,000 in interest on or before February 6, 2021, which will constitute payment in full of all interest accrued through the date hereof and to accrue to and including the extended Maturity Date. In this connection, it is agreed that so long as the U.S. $1,000,000 in principal amount of the Note is paid in full on the extended Maturity Date (i.e., April 30, 2021), no further interest will accrue or be payable in respect of the Note.

2. Other Terms and Conditions of the Note. To the extent not modified hereby, all other terms and conditions of the Note remain in full force and effect.

3. Further Assurances. Borrower and Lender agree to enter into any further agreements, deliver any instruments or documents or take any and all other actions that may be necessary or helpful to accomplish the transactions contemplated hereby.

4. Governing law and Dispute Resolution. This Agreement is subject to the governing law and dispute resolution provisions of the Note.

Agreed and accepted by:

Midcity Capital Ltd.

By: [signature]
Name: William Tenker
Title: Pres.

Slinger Bag Inc.

By: [signature]
Name: Mike Ballardie
Title: Chief Executive Officer